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                                                                    EXHIBIT 99.4


                            GAS PURCHASE AGREEMENT

     THIS AGREEMENT, dated as of the 24th day of, April 1998 by and between Cross Timbers Oil Company, a Delaware corporation, hereinafter referred to as "Seller," and EEX Corporation, A Texas corporation, hereinafter referred to as "Buyer,' each hereinafter referred to from time to time as "Party" or collectively as "Parties."

                                  WITNESSETH:

     WHEREAS, Buyer is seeking to purchase supplies of natural gas for resale;
and

     WHEREAS, Seller has available for sale supplies of natural gas;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Seller and Buyer mutually agree and covenant as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement, the words, phrases and terms used herein shall be used in their ordinary meaning unless this Agreement clearly indicates otherwise or unless same is hereinafter defined, in which instance, such word, phrase or term shall have the meaning clearly attributable to it or as defined below:

     1.1 The term "Btu" shall mean British thermal unit, and shall be the quantity of heat required to raise the temperature of one (1) pound of water one degree Fahrenheit (1 degree F.) at sixty degrees Fahrenheit (60 degrees).

     1.2.  The term "Date of Initial Delivery" shall mean May 1, 1998.

     1.3 The term "Day" shall mean a period of twenty-four (24) consecutive hours beginning at 8:00 A.M., Central Time.

     1.4   The term "Delivery Point(s)" shall have the meaning given it in
Article IV.

     1.5 The term "gas" shall mean natural gas, including gas-well gas, casinghead gas, and/or residue gas resulting from processing consisting primarily of methane.

     1.6 The term "MMBtu" shall mean one million (1,000,000) British thermal units.

     1.7 The term "Opelika Properties" shall mean Seller's interest in the lands and wells located in Opelika Field, Henderson County, Texas described on Exhibit "A" attached to that certain Conveyance of Production Payment dated April 24, 1998 between Seller, as Grantor, and Buyer, as Grantee.
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                                  ARTICLE II
                              DEDICATION AND TERM

     All of the gas reserves produced attributable to Seller's interest in the Opelika Properties are hereby dedicated to this Agreement for the term hereof, which shall be until the earlier of (i) December 31, 2001 or (ii) until a total of 36,000,000 MMBtu have been delivered to Buyer under the terms of this Agreement.


                                  ARTICLE III
                                   QUANTITY


     3.1 Subject to the terms and conditions of this Agreement, Seller agrees to deliver at the Delivery Point(s), and Buyer agrees to purchase and receive or cause to be received at the Delivery Point(s), all of the gas production attributable to the Opelika Field each day during the term of this Agreement.

     3.2 The parties shall coordinate their nomination activities and the quantities of gas to be delivered and purchased each day by giving sufficient time to meet the deadlines of the affected transporter(s), but in no event less than one hour prior to such deadlines. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or less than the scheduled gas, such party shall promptly notify the other party. For purposes of nominating deliveries of natural gas pursuant to this Article III, Buyer shall, until notified otherwise by Seller, provide instructions by telephonic notice to Seller's designees; provided, that such telephonic notice shall be promptly confirmed in writing. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not be obligated to take any volumes in excess of 46,500 MMBtu of gas per day.

                                  ARTICLE IV
                                DELIVERY POINTS

     The Delivery Point(s) for all gas sold and purchased hereunder shall be (1) at the inlet to Lone Star Gas Company's Meter No. 17-4196-00 and/or Lone Star Gas Company's Meter No. 17-5190-00, or (2) at any other point on Lone Star's Gas Company's pipeline system, or (3) such other point as the parties may mutually agree by negotiating in good faith, all such points being hereinafter referred to as "Delivery Points." If Seller elects to deliver the gas at a point on Lone Star's pipeline as set forth in (2), Seller shall reimburse Buyer for all transportation expenses actually incurred by Buyer in excess of those that Buyer would have otherwise incurred if Seller had delivered said gas to the Delivery Points set forth in (1) above.

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                                   ARTICLE V
                                     PRICE

     The price for all gas sold and purchased under this Agreement on a monthly basis shall be the Houston Ship Channel Index Price (large packages only) per "Inside FERC's Gas Market Report" less $0.08/MMBtu.


                                  ARTICLE VI
                              BILLING AND PAYMENT

     6.1  Seller shall submit a statement to Buyer on or before the fifteenth
(15th) day of each calendar month showing the quantity of gas delivered during the preceding calendar month to Buyer hereunder and a calculation of charges for such gas. If the actual total quantities are not available by the billing date, billing will be on an estimated basis on the fifteenth (15/th/) day of the month. The estimates will then be corrected to actual totals on the following month's billing or as soon thereafter as available.

     6.2 Payment by Buyer to Seller shall be due by wire transfer on or before the twenty-fifth (25th) day of the month in which said bill is received by Buyer. Payment shall be made by Buyer to Cross Timbers Energy Services Inc., NationsBank., Dallas, Texas ABA #111000012, Acct #5050623264. If any information required to compute such payment is not available by the payment date, payment will be on Seller's estimate, with such estimate corrected to an actual total on the following month's payment or as soon thereafter as available. Either Party will bring any adjustments it deems necessary to the immediate attention of the other Party and neither Party shall have the right to question or contest any charge or credit if the matter is not brought to the attention of the other Party in writing in any event no later than twenty-four months after receipt of the statement in question. If Buyer is entitled to a refund of amounts paid to Seller, Buyer shall also receive interest at the rate set forth in Paragraph
6.3. If Buyer disputes any part of a statement billed above before paying same, Buyer shall pay the undisputed amount and notify Seller of the disputed amount and the reasons for the dispute. Seller shall not suspend further sale and delivery under paragraph 6.3 below as a result of Buyer's failure to pay the disputed amount. If Seller is ultimately found to be entitled to the payment of disputed amounts, Seller shall also receive interest at the rate set forth in Paragraph 6.3. If the Parties are unable to resolve the dispute within sixty
(60) days, then the matter will be submitted to arbitration in accordance with
Article VIII.

     6.3 Should Buyer fail to remit the undisputed amount when due, interest on the unpaid portion shall accrue at a rate equal to the then effective "Prime Rate" plus 2% of interest for large U. S. money center commercial banks published under "Money Rates" by the Wall Street Journal from the date due until the date of payment.

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                                  ARTICLE VII
                             QUALITY AND PRESSURE

     Subject to Article 8.4 below, all gas delivered by Seller hereunder shall conform to the following specifications:

          a. The gas delivered hereunder shall not contain more than five (5) grains of total sulfur, and shall not contain more than one-fourth ( 1/4) grain of hydrogen sulfide and one (1) grain of mercaptan sulfur per one hundred (100) cubic feet of gas.

          b. The gas delivered hereunder shall contain no oxygen, shall not contain more than three percent (3%) by volume of carbon dioxide, shall not contain more than seven pounds (7#) of water vapor per million cubic feet and shall be commercially free from crude oil, mineral seal oil, distillate and other impurities, or noncombustible gases. The gas delivered hereunder shall be at temperatures not in excess of one hundred twenty degrees (120 degrees) Fahrenheit.

          c. The gas delivered hereunder shall be at a pressure which is sufficient to enter the transporting pipeline at the point of delivery to Buyer; provided, however, that Seller's delivery pressure into the transporting pipeline shall not exceed the transporting pipeline's maximum allowable operating pressure.

          d. The gas delivered hereunder shall have a heat content of not less than nine hundred fifty (950) nor more than eleven hundred fifty
          (1150) Btu's per cubic foot under the conditions of measurement contained in Article IX. and specific gravity with ranges that will permit efficient utilization thereof, and Buyer shall not be obligated to take any gas tendered to it hereunder which , in the judgment of Buyer, is not interchangeable with the gas in that portion of the pipeline system to which Seller's delivery line is connected.

                                 ARTICLE VIII
                                  MEASUREMENT

     8.1 Whenever the conditions of pressure and temperature differ from those set out herein, the volume of gas delivered shall be converted to the pressure base of 14.65 psia and temperature base of sixty degrees (60 degrees) Fahrenheit and properly corrected for deviation from the Ideal Gas Laws. Gas measurement computations shall be made in accordance with the American Gas Association Report No. 3 "Orifice Metering of Natural Gas" and applicable state regulations. Flowing temperature may be obtained by periodic tests conducted by Buyer or Buyer's Agent

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(provided, however, either party may at its expense properly install and operate a recording thermometer of standard make, and in this event the flowing temperature as recorded shall be used). A specific gravity may be obtained by periodic tests to be conducted by Buyer or Buyer's Agent with a specific gravity instrument of standard type (provided, however, either party may at its expense properly install and operate a recording gravitometer of standard make and in this event the specific gravity as recorded shall be used). All of the gas received hereunder shall be measured by means of a meter or meters of standard type, which shall be installed operated and maintained by Buyer or Buyer's Agent and placed at the aforesaid Delivery Point(s). The accuracy of Buyer's or Buyer's Agent's measuring equipment shall be verified by test, using means and methods generally acceptable by the gas industry, at least every sixty (60) days. When any test shows an error of more than one percent (1%) in the measurement, correction shall be made for the period during which the measurement instruments were in error, first, by using the registration of Seller's check meter, if installed and registering accurately; if no check meter is installed and registering accurately or if this period cannot be ascertained, correction shall be made for one-half ( 1/2) of the period elapsed since the last date of test, and this measurement instrument shall be adjusted immediately to measure accurately; provided, however, no adjustment or corrections for meter inaccuracy or failure shall be made for a period longer than ninety (90) days.

     8.2 The Btu heat content shall be computed on the basis of a temperature of sixty degrees (60 degrees) Fahrenheit and pressure equivalent to 14.65 psia and adjusted for the actual water vapor content of the gas as delivered hereunder; provided, however, if actual water vapor content of the gas delivered is not more than 7# per Mcf, the gas shall be assumed to be dry. Such determination shall be made by Buyer or Buyer's Agent promptly following initial deliveries and on each succeeding January 1 and July 1 thereafter, or at such intervals as may be mutually agreed upon or found necessary in practice. The determination shall be made by, at Buyer's option, fractional analysis, manually operated calorimeter of a type approved by the United States Bureau of Standards and operated in accordance with the methods recommended by said Bureau, or a recording calorimeter of a type acceptable to both parties installed at the point of deliver, in which case the gross heating value of the gas delivered each day shall be determined by the arithmetical average of the daily records of such recording calorimeter.

     8.3 Seller may at its option and expense install and operate check meters to check Buyer's or Buyer's Agent's meters. Such meters shall be for check purposes only and shall not be used in the measurement of gas for the purposes of this Agreement. Check meters shall be subject at all reasonable times to inspection and examination by Buyer. The installation and operation thereof shall, however, be done entirely by Seller.

     8.4 Notwithstanding anything contained herein to the contrary, all gas delivered by Seller hereunder shall meet the quality, pressure and temperature requirements of the transporting pipeline(s) and all gas delivered hereunder shall be measured at the Delivery Point by the pipeline receiving the gas at that point. Such determinations shall be accepted and used by Buyer and Seller for all purposes under this Agreement.

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                                  ARTICLE  IX
                             POSSESSION AND TITLE

     9.1 As between the parties, hereto, Seller shall be deemed to be in exclusive control and possession of the gas delivered hereunder and responsible for any damage or injury caused thereby until the same shall have been delivered to Buyer at the Delivery Point(s), after which Buyer shall be deemed to be in exclusive control and possession of the gas and responsible for any damage or injury caused thereby.

     9.2 Seller warrants title to the gas delivered hereunder free and clear of all liens, encumbrances and claims whatsoever arising by, through and under Seller, but not otherwise. Seller will indemnify Buyer and hold it harmless from any and all suits, actions, debts, accounts, damages, costs, losses, and expenses arising from or out of adverse claims of any or all persons to said gas arising by, through and under Seller, but not otherwise.

                                   ARTICLE X
                                 FORCE MAJEURE

     10.1 If either party, because of force majeure, is rendered wholly or partly unable to perform any of its obligations under this agreement, that party shall be excused from whatever performance is affected by the force majeure to the extent so affected provided that: (i) the non-performing party, as soon as possible and in any event not more than within two (2) weeks after the occurrence of the force majeure, gives the other party written notice describing the particulars of the occurrence, the date of its commencement, its estimated duration, and its effect to date; provided, however, that verbal notice of any such event is given to the performing party within three (3) business days of the occurrence of such event; (ii) the suspension of performance is of no greater scope and of no longer duration than is required by the force majeure; and (iii) the non-performing party uses its best efforts to remedy its inability to perform.

     10.2 The term "force majeure," as used herein, means acts of God, including sudden or unusually severe actions of the elements, such as floods, hurricanes, windstorms, freezes, or tornadoes, strikes, lockouts or other industrial disturbances, actions by federal, state, county, municipal or any other government or quasi-government authority, entity or agency, sabotage, terrorist action, fire, earthquake, exercise of eminent domain, explosion, radiation contamination, toxic fumes, falling objects, train wrecks, war, or riots, equipment malfunction(s), breakage or accident to machinery or lines of pipe, the necessity for making repairs or alterations to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, loss, interruption, or curtailment of firm transportation of gas hereunder on Lone Star Gas Company's (or its successor) pipeline system, but only to the extent such events do not result from the intentional or grossly negligent acts or failures of the non-performing party; and all other sudden interferences or causes beyond the reasonable control of and not attributable to gross negligence or intentional breach of this Agreement by the party relying thereon as justification for not performing an obligation hereunder. Such term shall also include the inability to acquire, or the delays in acquiring, at reasonable cost and after the exercise of reasonable diligence, any servitudes, right-of-way grants, permits or licenses required to be obtained to enable a party

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hereto to fulfill its obligation hereunder. Notwithstanding anything to the contrary contained herein, "force majeure" does not include any changes in market conditions or governmental action that affect the cost or price of gas, or market conditions which affect availability of gas, but shall include domestic governmental action which directly limits Seller's ability to deliver said gas. Further, except as provided above, the term "force majeure" does not include the loss, interruption or curtailment of firm or interruptible transportation. Any excuse of performance by reason of a force majeure shall not extend for a time period greater than six (6) months except upon the written consent of the performing party, which consent will not be unreasonably withheld; provided, however, that if the force majeure is not removed within eighteen (18) months, then the force majeure shall cease to excuse the failure to perform, and the performing party may terminate this Agreement. Provided, that the performing party may, in its sole unfettered discretion, agree to further extend the period of excuse of performance by reason of a force majeure. Provided further, that if, because of an event of force majeure, Buyer is unable to take delivery of gas under the terms of this Agreement, any such gas not taken by Buyer shall be released from dedication under this Agreement and made available for sale by Seller to third parties.

                                  ARTICLE XI
                              COVENANTS OF SELLER

     Seller shall conduct and direct and have full control of all operations in the Opelika Properties. Seller covenants that during the term hereof, and at its own cost, it will cause the Opelika Properties to be developed and continuously operated for the lifting and delivery of gas in a good and workmanlike manner and in accordance with sound field practice, all applicable operating agreements, contracts and other instruments and all applicable laws, rules and regulations, and all to be done according to the most approved practices of prudent operators in the industry;


                                  ARTICLE XII
                                  ARBITRATION

     Pursuant to the Federal Arbitration Act, the parties hereby agree that any controversy, claim, or alleged breach, including but not limited to torts and statutory claims, arising out of or related to this Agreement shall be settled by binding arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules. Demand for arbitration may be made no later than the time that such action would be permitted under the applicable Texas statute of limitation. Any disputes regarding the timeliness of the demand for arbitration shall be decided by the arbitrator(s). Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof in order to obtain compliance therewith. Any case in which any claim, or combination of claims, exceeds $500,000 shall be subject to the AAA's Large, Complex Case Procedures and decided by the majority of a panel of three (3) neutral arbitrators. In rendering the award, the arbitrator(s) shall determine the rights and obligations of the parties according to the laws of the State of Texas. The arbitration proceedings and hearing shall be conducted at the Houston Regional Office of the AAA or at such

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other place as may be selected by mutual agreement. No party nor the arbitrator(s) may disclose the existence, content, or results of any arbitration hereunder with the prior written consent of all parties.

                                 ARTICLE XIII
                             GOVERNMENT REGULATION

     13.1 This Agreement and all provisions herein shall be subject to all applicable and valid statutes, rules, orders and regulations of any federal, state, or local governmental authority having jurisdiction over the parties, their facilities, or gas supply, this Agreement or any provisions thereof.

     13.2 Neither party shall be held in default for failure to perform thereunder if such failure is due to compliance with such rules, regulations, laws, orders or directives of any state, federal or other governmental regulatory authority.

     13.3 Should either of the parties by law or regulation be ordered or required to do any act inconsistent with the provisions of this Agreement, this Agreement shall be deemed modified to conform with such law or regulations. Nothing in this Agreement shall prevent either party from contesting the validity of any such law, order, rule or regulation, nor shall anything in this Agreement be construed to require either party to waive its right to assert the lack of jurisdiction over such regulatory body, governmental entity, or agency over this Agreement or any party thereto.

     34.4 Each of the parties understands that should any governmental agency or body with jurisdiction over the transaction require approval for the sale and purchase of gas (or transportation, or receipt of supply) under this Agreement, then each of the parties shall make any necessary applications or filings and shall submit any records or data to the regulatory body so that requisite regulatory authorization may be granted.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.1 Waiver of Breach: The waiver of either party of any breach of any of the provisions of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

     14.2 Notices: All notices provided for herein shall be in writing and shall be deemed to be delivered to Buyer when addressed to EEX Corporation, 2500 CityWest Blvd., Suite 1400, Houston, Texas 77042, Attention: Marketing Department, and deposited in the United States mail, postage prepaid, and shall be deemed delivered to Seller when addressed to Cross Timbers Oil Company, 810 Houston Street, Suite 2000, Ft. Worth, Texas 76102-6298, Attention: Gas Marketing, and deposited in the United States mail, postage prepaid.

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     45.3  Captions:  The captions or headings preceding the various parts of this agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing this Agreement or any part hereof in connection with the intent, duties, obligations or liabilities of the respective parties hereto.

     14.4 Assignments: The provisions of this Agreement shall extend to the parties hereto and to their successors and assigns, but neither party shall assign any of its rights or obligations hereunder without the consent of the other party. No assignment by a party shall relieve such party of its obligations hereunder unless agreed to in writing by the other party. Nothing in this paragraph shall in any way prevent Buyer from mortgaging or assigning its interest in this Agreement as security. Seller shall not assign its interest in the Opelika Properties without Buyer's prior written consent, which consent shall not be unreasonably withheld.

     14.5 Complete Agreement: Except for the Assignment and Conveyance, this Agreement supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof and the terms and conditions hereof contain the entire and complete agreement of the parties hereto, and no other agreements, covenants, conditions, warranties or representations, either written or oral, made prior to the date hereof, regarding the subject matter hereof shall be binding on the parties hereto. Any amendments to this Agreement shall be in writing and executed by the parties hereto of their successors and assigns.

     14.6 Governing Law: THE INTERPRETATION AND PERFORMANCE OF THIS GAS PURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.


                              SELLER

                              CROSS TIMBERS OIL COMPANY



                              By: /s/ VAUGH O.VENEERBER, II
                                 -------------------------------------
                              Name:   Vaughn O. Vennerberg, II
                              Title:  Senior Vice President - Land

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                              BUYER

                              EEX Corporation



                              By: /s/ LESLIE J. WYLIE
                                 -------------------------------------
                              Name:   Leslie J. Wylie
                              Title:  Attorney-In-Fact

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